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                                                                     EXHIBIT 9.1

                            STOCKHOLDERS AGREEMENT

          This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of [       ],
1998, is entered into by and among Global Crossing Ltd., a company organized under the laws of Bermuda (the "Company"), and those persons whose names appear on the signature pages attached hereto. For purposes of this Agree ment, the persons listed on Schedule A, together with those persons who, subsequent to the date hereof, agree to be bound hereby, shall be referred to individually as a "Stockholder" and collectively as the "Stockholders."

          WHEREAS, the Stockholders are shareholders of Global Crossing Ltd, LDC, a company organized under the laws of the Cayman Islands ("CaymansCo").

          WHEREAS, CaymansCo is the owner of all of the issued and outstanding shares of Common Stock (as defined below) of the Company.

          WHEREAS, CaymansCo desires to distribute all of the shares of Common Stock owned by it to its shareholders, including, without limitation, the Stockholders, and to liquidate.

          WHEREAS, it is a condition to the willingness of the Stockholders to approve such distribution and liquidation that the Company enter into this Agreement.

          WHEREAS, the Company desires that CaymansCo make such distribution in order to facilitate the Company's initial public offering of shares of Common Stock.

          WHEREAS, the parties to this Agreement desire to enter into this Agreement for the purpose of regulating certain aspects of the Stockholders' relationship with regard to the Company and each other on and after the date hereof.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:



          Section 1.     Transfer of Securities.  No Stockholder shall, directly
                         ----------------------
or indirectly, sell (whether by involuntary or judicial sale or otherwise), transfer, grant a security interest in, pledge, hypothecate, assign, give or otherwise (voluntarily
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or by operation of law) dispose of (any such act is hereinafter referred to as a
"Transfer") any Securities to any person (a "Transferee") other than a Transfer made (a) to a Permitted Transferee, (b) in a manner that is not prohibited by Sections 2, 3 or 4 hereof to a Transferee who agrees in writing to be bound by this Agreement as if such person were a Stockholder, (c) by any bona fide third party lender upon a foreclosure of a pledge of, or security interest granted in, any Securities, (d) in a public offering pursuant to a registration statement under the Securities Act or a Transfer pursuant to Rule 144 under the Securities Act, or (e) in accordance with the provisions of this Agreement.

          Section 2.     Additional Restriction.  No Stockholder shall Transfer
                         ----------------------
any Securities to any person if such Transfer would, for purposes of section 541 et seq.of the Internal Revenue Code of 1986, as amended (the "Code"), result in
-- ---
more than 50% of the value of the outstanding capital stock of the Company being owned, directly or indirectly (taking into account the applicable attribution and constructive ownership rules under the Code), by 5 or fewer individuals.

          Section 3.     Right of First Refusal.
                         ----------------------

          (a) Prior to the second anniversary of the date of this Agreement, no Stockholder may Transfer any Securities to any person unless (i) such Transfer is permitted under Section 1 or (ii) prior to any such Transfer, such Stockholder (the "Offeror") shall provide written notice (the "Notice") to the Company, which notice shall set forth (A) confirmation that such Offeror intends to Transfer all or certain of its Securities in a bona fide transaction, (B) the name and address of each proposed transferee or purchaser (the "Offeree"), (C) the number of Securities proposed to be Transferred (the "Offered Shares"), (D) the proposed amount and form of consider ation to be paid for the Offered Shares, and (E) all other material terms of the proposed Transfer. Within 15 days of receipt of the Notice, the Company may elect to buy all of the Offered Shares at the price, and on terms and conditions no less favorable to the Offeror than those set forth in the Notice by delivery of a written notice to the Offeror (the "Company Election Notice"), which notice shall constitute the binding agreement of the Company to purchase and pay for all of such shares at the price and on the terms and conditions set forth in the Company Election Notice. Within 90 days of delivery of the Company Election Notice, the Company shall deliver a certified check payable to such Offeror, or to such other person as such Offeror may request, in the amount of the purchase price (as calculated below) of such Offered Shares to be purchased by the Company. Upon receipt of payment for the

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Offered Shares, such Offeror shall deliver certificates properly endorsed in blank for transfer representing all such Offered Shares to the Company.

          (b) If a Company Election Notice is not received by such Offeror from the Company within the period specified in Section 3(a) or the Company elects to purchase less than all of the Offered Shares or fails to deliver the purchase price of the Offered Shares in accordance with the terms hereof, the Offeror shall have the right to transfer, sell or otherwise dispose of the Securities specified in the Notice to the Offeree, but only at a price and upon terms and conditions no less favorable to the Offeror than those stated in the Notice and only if such sale occurs on a date within 120 days from the date of the Company Election Notice or, if no such notice is delivered, within 60 days of the date of the Notice.

          (c) For purposes of calculating the purchase price of any such transfer, sale or disposition, if any portion of the consideration consists of other than cash and/or readily marketable securities, the fair market value of any non-cash consideration shall be determined by a nationally recognized independent valuation consultant or appraiser (with experience evaluating such type of property) selected by the Offeror and reasonably satisfactory to the Company. All payments by the Company pursuant to this Section 3 shall be in cash.

          (d) The closing of the transactions contemplated by this Section 3 shall occur at the principal offices of the Company unless otherwise agreed to in writing by the Company and the Offeror.

          Section 4.     Tag-Along Rights.
                         ----------------

          (a)  5% Tag-Along Rights.
               -------------------

               (i) Unless permitted under Section 1, if any 5% Holder (the "5% Selling Stockholder"), directly or indirectly, at any time or from time to time, enters into an agreement (whether oral or written) to Transfer, whether in one transaction or a series of related transactions, five percent or more of the outstanding Securities of the Company (a "5% Tag-Along Sale"), then each 5% Holder other than the 5% Selling Stockholder (the "5% Other Holders") shall have the right, but not the obligation, to participate in such 5% Tag-Along Sale by selling the number of Securities respectively beneficially owned (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder ("Section 13(d)")) by

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him as calculated in the following manner. Such Securities beneficially owned by the 5% Other Holders are hereinafter referred to collectively as the "5% Stockholders' Shares." The number of Securities that the 5% Other Holders shall be entitled to include in such 5% Tag-Along Sale (the "5% Stockholders' Allotment") shall equal the product of (i) the total number of Securities proposed to be Transferred pursuant to the 5% Tag-Along Sale or such greater number of shares that the proposed purchaser in the 5% Tag-Along Sale shall agree to purchase or otherwise acquire, times (ii) a fraction, the numerator of which shall equal the aggregate number of 5% Stockholders' Shares on the date of the 5% Sale Notice (as defined below), and the denominator of which shall equal the sum of (A) the aggregate number of Securities beneficially owned by the 5% Selling Stockholder on the date of the 5% Sale Notice plus (B) the aggregate number of 5% Stockholders' Shares on the date of the 5% Sale Notice.

               (ii) Any such sales by the 5% Other Holders shall be on the same terms and conditions as the proposed 5% Tag-Along Sale by the 5% Selling Stockholder.

               (iii) The 5% Selling Stockholder shall promptly provide each of the 5% Other Holders and the Company with written notice (the "5% Sale Notice") not less than 30 days prior to the proposed date of the 5% Tag-Along Sale (the "5% Tag-Along Sale Date"). In order to facilitate the prompt delivery of the 5% Sale Notice, the Company hereby covenants to provide the 5% Selling Stockholder participating in a 5% Tag-Along Sale access to the stock record books and related records of the Company. Each 5% Sale Notice shall set forth: (A) the name and address of each proposed transferee or purchaser of Securities in the 5% Tag-Along Sale; (B) the name and address of the 5% Selling Stockholder and the number of Securities proposed to be Transferred by such 5% Selling Stockholder; (C) the proposed amount and form of consideration to be paid for such Securities and the terms and conditions of payment offered by each proposed transferee or purchaser; (D) the number of 5% Stockholders' Shares beneficially owned as of the close of business on the date of the 5% Sale Notice (the "5% Notice Date") by the 5% Other Holder to whom the notice is sent and the aggregate number of 5% Stockholders' Shares outstanding on the 5% Notice Date;
(E) the aggregate number of Securities beneficially owned as of the 5% Notice Date by the 5% Selling Stockholder; (F) the number of Securities that the 5% Other Holder is entitled to include in the 5% Tag-Along Sale (as computed in accordance with the equation set forth below) assuming each 5% Other Holder elected to sell the maximum number of 5% Stockholders' Shares possible; (G) the number of 5% Stockholders' Shares in the 5% Stockholders'

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Allotment; (H) confirmation that the proposed purchaser or transferee has been informed of the "5% Tag-Along Rights" provided for herein and has agreed to purchase Securities in accordance with the terms hereof; and (I) the 5% Tag-Along Sale Date.

               (iv) Each 5% Other Holder who wishes to participate in the 5% Tag-Along Sale shall provide written notice (or oral notice confirmed in writing) (the "5% Tag-Along Notice") to the 5% Selling Stockholder and the Company not less than ten days prior to the 5% Tag-Along Sale Date. The 5% Tag-Along Notice shall set forth the number of Securities that such 5% Other Holder elects to include in the 5% Tag-Along Sale, which shall not exceed the product of (A) the 5% Stockholders' Allotment times (B) a fraction, the numerator of which is equal to the aggregate number of 5% Stockholders' Shares beneficially owned as of the 5% Notice Date by such 5% Other Holder and the denominator of which is the aggregate number of 5% Stockholders' Shares beneficially owned by all of the 5% Other Holders as of the 5% Notice Date. The 5% Tag-Along Notice shall also specify the aggregate number of additional Securities beneficially owned as of the 5% Notice Date by such 5% Other Holder, if any, which such 5% Other Holder desires also to include in the 5% Tag-Along Sale ("5% Additional Shares") in the event there is an undersubscription for the entire 5% Stockholders' Allotment. In the event there is an undersubscription by the 5% Other Holders for the entire 5% Stockholders' Allotment, the 5% Selling Stockholder participating in the 5% Tag-Along Sale shall apportion the unsubscribed 5% Stockholders' Shares to 5% Other Holders whose 5% Tag-Along Notices specified an amount of 5% Additional Shares, which apportion ment shall be on a pro rata basis among such 5% Other Holders in accordance with the number of 5% Additional Shares specified by all such 5% Other Holders in their 5% Tag-Along Notices.

               (v) The 5% Selling Stockholder shall determine the aggre gate number of Securities to be sold by each participating 5% Other Holder or in any given 5% Tag-Along Sale in accordance with the terms hereof, and the 5% Tag-Along Notices given by the 5% Other Holders shall constitute their binding agreements to sell such shares at the price and on the terms and conditions applicable to such sale.

               (vi) If a 5% Tag-Along Notice is not received by the 5% Selling Stockholder participating in the 5% Tag-Along Sale from a 5% Other Holder prior to the commencement of the ten day period specified above, the 5% Selling Stockholder shall have the right to Transfer the number of Securities specified in the 5% Sale Notice to the proposed purchaser or transferee without any participation by

                                       5
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such 5% Other Holder (subject to the right of 5% Other Holders to sell 5%
Additional Shares in the event of an undersubscription as described above), but only at a price and upon terms and conditions no more favorable to the 5% Selling Stockholder than those stated in such 5% Sale Notice and only if such sale occurs on a date within 90 days of the 5% Tag-Along Sale Date.

               (vii) Notwithstanding the foregoing, this Section 4(a) shall not apply to (A) any Transfer of Securities made pursuant to an effective registration statement under the Securities Act or (B) with respect to any Transfer in which PCG/GKW is the 5% Selling Stockholder, in the event that Gary Winnick, other than with his written consent, (1) is not elected as a director of the Board of Directors of the Company (the "Board") and (2) is not appointed sole chairman of the Board (or, in the alternative, is not appointed co-chairman of the Board in the event that Lodwrick Cook is also appointed co-chairman of the Board) or (C) any Transfer subject to Section 4(b) hereof.

          (b) Change of Control Tag-Along Rights.
              ----------------------------------

              (i) Unless permitted under Section 1, if one or more CoC Holders (the "CoC Selling Stockholder"), at any time or from time to time, enters into an agreement (whether oral or written) to Transfer, whether in one transaction or a series of related transactions, any Securities which would result in or have the effect of a Change of Control (a "CoC Tag-Along Sale"), then each CoC Holder other than the CoC Selling Stockholder (the "CoC Other Holders") shall have the right, but not the obligation, to participate in such CoC Tag-Along Sale by selling the number of Securities respectively beneficially owned by him as calculated in the following manner. Such Securities beneficially owned by the CoC Other Holders are hereinafter referred to collectively as the "CoC Stockholders' Shares." The number of Securities that each CoC Other Holder shall be entitled to include in such CoC Tag-Along Sale (the "CoC Stockholders' Allotment") shall equal the product of (i) the total number of Securities beneficially owned by such CoC Other Holder times (ii) a fraction, the numerator of which shall equal the aggregate number of Securities proposed to be Transferred by the CoC Selling Stockholder, and the denominator of which shall equal the aggregate number of Securities beneficially owned by the CoC Selling Stockholder on the date of the CoC Sale Notice.

              (ii) Any such sales by the CoC Other Holders shall be on the same terms and conditions as the proposed CoC Tag-Along Sale by the CoC Selling Stockholder.

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              (iii)    The CoC Selling Stockholder shall provide each of the CoC
Other Holders and the Company with written notice (the "CoC Sale Notice") promptly upon entering into any agreement for a CoC Tag-Along Sale and in any event not less than 20 days prior to the proposed date of the CoC Tag-Along Sale (the "CoC Tag-Along Sale Date"). In order to facilitate the prompt delivery of the CoC Sale Notice, the Company hereby covenants to provide the CoC Selling Stockholder participating in a CoC Tag-Along Sale access to the stock record books and related records of the Company. Each CoC Sale Notice shall set forth:
(A) the name and address of each proposed transferee or purchaser of Securities in the CoC Tag-Along Sale; (B) the name and address of the CoC Selling Stockholder and the number of Securities proposed to be Transferred by such CoC Selling Stockholder; (C) the proposed amount and form of consideration to be paid for such Securities and the terms and conditions of payment offered by each proposed transferee or purchaser; (D) the number of CoC Stockholders' Shares beneficially owned as of the close of business on the date of the CoC Sale
Notice (the "CoC Notice Date") by the CoC Other Holder to whom the notice is sent and the aggregate number of CoC Stockholders' Shares outstanding on the CoC Notice Date; (E) the aggregate number of Securities beneficially owned as of the CoC Notice Date by the CoC Selling Stock holder; (F) the number of CoC Stockholders' Shares in such CoC Stockholders' Allotment; (G) confirmation that the proposed purchaser or transferee has been informed of the "CoC Tag-Along Rights" provided for herein and has agreed to purchase Securities in accordance with the terms hereof; and (H) the CoC Tag-Along Sale Date.

              (iv) Each CoC Other Holder who wishes to participate in the CoC Tag-Along Sale shall provide written notice (or oral notice confirmed in writing) (the "CoC Tag-Along Notice") to the CoC Selling Stockholder and the Company on or before the later of the date (A) ten days prior to the CoC Tag-Along Sale Date and (B) ten days after receipt by the CoC other Holder of the CoC Tag-Along Notice. The CoC Tag-Along Notice shall set forth the number of Securities that such CoC Other Holder elects to include in the CoC Tag-Along Sale, which shall not exceed such CoC Other Holder's CoC Stockholders' Allotment.

              (v) The CoC Selling Stockholder shall determine the aggre gate number of Securities to be sold by each participating CoC Other Holder or in any given CoC Tag-Along Sale in accordance with the terms hereof, and the CoC Tag-Along Notices given by the CoC Other Holders shall constitute their binding agree-

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ments to sell such shares at the price and on the terms and conditions applicable to such sale.

              (vi) If a CoC Tag-Along Notice is not received by the CoC Selling Stockholder participating in the CoC Tag-Along Sale from a CoC Other Holder prior to the commencement of the ten day period specified above, the CoC Selling Stockholder shall have the right to Transfer the number of Securities specified in the CoC Sale Notice to the proposed purchaser or transferee without any partici pation by such CoC Other Holder, but only at a price and upon terms and conditions no more favorable to the CoC Selling Stockholder than those stated in such CoC Sale Notice and only if such sale occurs on a date within 90 days of the CoC Tag-Along Sale Date.

          Section 5.     PCG/GKW Appraisal Rights.
                         ------------------------

          (a) So long as PCG/GKW beneficially owns (as such term is used in Section 13(d)) at least 15% of the outstanding Securities of the Company, any person included in PCG/GKW shall be entitled to seek an appraisal of the fair value of the Securities beneficially owned by such person in connection with any merger or consolidation of the Company or the sale, lease or transfer of all or substantially all of the assets of the Company (a "Transaction"), if such holder, in his capacity as a shareholder of the Company, shall not have voted in favor of or given consent with respect to such Transaction and beneficially owns the Securities as to which appraisal is sought immediately prior to consummation of the Transaction.

          (b) The Company shall, not less than 30 days prior to the effective date of a Transaction, notify PCG/GKW of the Transaction that appraisal rights are available for any or all Securities held by PCG/GKW, and shall include in such notice a copy of this Section 5. Gary Winnick, the chief executive officer of PCG or the manager of GKW (or the appropriate executive officer or manager of any Permitted Transferee thereof) may, within 20 days after the date of mailing of such notice, demand in writing from the Company or the surviving or resulting entity in the Transaction (the "Surviving Corporation"), as the case may be, the appraisal of Securities beneficially owned by any person included in PCG/GKW. Such demand will be sufficient if it reasonably informs the Company or Surviving Corporation of the identity of the holder and that the holder intends thereby to demand the appraisal of such holder's Securities. If such notice did not notify holders of the effective date of the Transaction, either (i) the Company shall send a second notice before the effective date of the Transaction notifying PCG/GKW of the effective date of the

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Transaction or (ii) the Company or Surviving Corporation shall send such a second notice to PCG/GKW on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days
--------  -------
following the sending of the first notice, such second notice need only be sent to each holder who is entitled to appraisal rights and who has demanded appraisal of such holder's Securities in accordance with this subsection.

          (c) Within 60 days after the effective date of the Transaction, the Company or Surviving Corporation or any holder who has complied with subsections
(a) and (b) of this section and who is otherwise entitled to appraisal rights, may file a demand for arbitration in accordance with subsection (b) of this section demanding a determination of the value of the Securities of all such holders. Notwithstanding the foregoing, at any time within 45 days after the effective date of the Transaction, any holder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the Transaction.

          (d) The arbitrator shall appraise the Securities, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Transaction, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the arbitrator shall take into account all relevant factors and shall be determined in accordance with cases interpreting, or decided under,
Section 262 of the Delaware General Corporation Law. In determining the fair rate of interest, the arbitrator may consider all relevant factors, including the rate of interest which the Company or Surviving Corporation would have had to pay to borrow money during the pendency of the arbitration. Upon application by the Company or Surviving Corporation or by any holder entitled to participate in the arbitration, the arbitrator shall permit discovery or other prearbitration proceedings. Any holder who is entitled to appraisal rights and who has demanded appraisal of such holder's Securities in accordance with the provisions of subsection (b) of this section may participate fully in the arbitration and the Company shall permit such holder and his representatives access to the books, records and employees of the Company in connection with such arbitration.

          (e) The arbitrator shall direct the payment of the fair value of the Securities, together with interest, if any, by the Company or Surviving Corporation to the holders entitled thereto. Interest may be simple or compound, as the arbitrator may direct. Payment shall be so made to each such holder, upon the surrender of the certificates representing such Securities.

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          (f) The costs of the arbitration may be determined by the arbitrator and taxed upon the parties as the arbitrator deems equitable in the circumstances. Upon application of a holder, the arbitrator may order all or a portion of the expenses incurred by any holder in connection with the arbitrator, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the Securities entitled to an appraisal.

          (g) From and after the effective date of the Transaction, no holder who is entitled to appraisal rights and who has demanded appraisal of such holder's Securities in accordance the provisions of subsection (b) of this section shall be entitled to vote such Securities for any purpose or to receive payment of dividends or other distributions on the Securities (except dividends or other distributions payable to holders of record at a date which is prior to the effective date of the Transaction); provided, however, that if no demand for
                                        --------  -------
arbitration shall be filed within the time provided in subsection (c) of this section, or if such holder shall deliver to the Company or Surviving Corporation a written withdrawal of his demand for an appraisal and an acceptance of the Transaction, either within 60 days after the effective date of the Transaction as provided in subsection (b) of this section or thereafter with the written approval of the Company or the Surviving Corporation, then the right of such holder to an appraisal shall cease.

          (h) Any demand for appraisal pursuant to this Section 5 shall be submitted to binding arbitration with the American Arbitration Association ("AAA"). The arbitration shall commence as follows:

              (i) Promptly following the giving of any notice of arbitration, each party shall meet and attempt in good faith to select a single arbitrator acceptable to both parties. If a single arbitrator is not selected by mutual consent within five (5) business days after the giving of the notice of arbitration, each party shall, within three (3) business days thereafter, designate a representative and the two representatives shall, within three (3) business days thereafter, select a single arbitrator acceptable to both representatives. In the event that representatives fail to designate a single arbitrator within said three (3) business day period, the rules of the AAA with respect to the selection of an arbitrator shall apply. Notwithstanding any other provision of this Section 5, the arbitrator shall be a person with demonstrable knowledge regarding appraisal rights under the Delaware General Corporation Law.

              (ii) The arbitration shall commence at a location in the County of New York, New York to be chosen by the arbitrator and such arbitration

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shall continue on each consecutive business day therefrom until fully concluded, unless continued by the arbitrator for good cause shown, but in no event shall such arbitration continue for more than six (6) business days from the commencement thereof, and the time allocated for the arbitration shall be evenly allocated between the holders and the Company. Except as expressly provided herein, such arbitration shall be conducted in accordance with the commercial rules and procedures of the AAA then in effect; provided, however, that in the event of any inconsistency between the rules of the AAA and procedures and the terms of this Agreement, the terms of this Agreement shall prevail.

              (iii) The award of the arbitrator when made and executed by him shall be final and binding and enforceable in any court of competent jurisdiction. The arbitrator shall retain jurisdiction to determine any dispute which may arise between the parties until such time as the arbitrator's decision has been carried out in full.

              (iv) Nothing contained herein shall in any way deprive any party of their right to obtain specific performance as provided in Section 7(j) hereof.

          Section 6.     Additional Provisions.
                         ---------------------

          (a) In the event a Transfer of any Securities has taken place in violation of the provisions of this Agreement, including, without limitation, requirements as to notice periods and the content of notices, such Transfer shall be void and of no effect, and no distribution of any kind shall be paid by the Company to the transferee in respect of such Securities (all such dividends and distributions being deemed waived), and the voting rights, if any, of such Securities on any matter whatsoever shall remain vested in the transferor, during the period commencing with such party's initial failure of compliance and ending when compliance shall have occurred.

          (b) In order to facilitate the operation of the provisions of this Agreement, the Memorandum of Association and Bye-Laws of the Company, each Stockholder agrees to keep the Company informed of all Securities that are owned, both of record or beneficially, by such Stockholder, and to respond promptly to any request by the Company for such ownership information.

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          Section 7.     Miscellaneous.
                         -------------

          (a) After-Acquired Shares.  All of the provisions of this Agreement
              ---------------------
shall apply to all Securities now owned or hereafter acquired any Stockholder.

          (b) Rights of Transferees; Requirement to Become a Party.  Any
              ----------------------------------------------------
Permitted Transferee that has agreed in writing to be bound by the terms of this Agreement shall have the same rights hereunder as are given to, and shall be subject to the same obligations as are imposed upon, the Stockholder by the terms hereof with respect to the Securities that are the subject of the Transfer to such person.

          (c)  Certain Definitions.
               -------------------

               (i) "BCLP" means, collectively, Abbott Brown, Lodwrick Cook, David Lee, Barry Porter, Galenight Corp., a Delaware corporation, Ridgestone Corp., a Delaware corporation, San Pasqual Corp., a Delaware corporation, the David and Ellen Lee Family Trust, a California trust, and any Permitted Transferee of any such person.

               (ii) "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks in Bermuda or New York, New York are authorized by law to be closed for business.

               (iii) "Change of Control" means the acquisition by any (A) person other than a COC Holder or a Permitted Transferee thereof or (B) group (as such term is used in Section 13(d)) other than a group consisting solely of CoC Holders and Permitted Transferees thereof) of direct or indirect beneficial ownership (as such term is used in Section 13(d)) of voting securities of the Company representing 35% or more of the voting power of the outstanding voting securities of the Company (regardless of whether such person or group's ability to vote such securities is restricted by the Bye-Laws or other governing documents of the Company).

               (iv) "CIBC" means CIBC Wood Gundy (Capital ) SFC, Inc. a _________ corporation, [2 partnerships]..

               (v) "CoC Holder" means CIBC, MRCo, Continental and PCG/GKW and any Permitted Transferee thereof.

               (vi) "Common Stock" means the Common Stock, par value $.01 per share, of the Company or any other shares of capital stock or other securities into which such shares of Common Stock shall be reclassified or changed, including, without limitation, by reason of a merger, consolidation, exchange, reorganization or recapitalization. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock or other securities, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of capital stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

               (vii) "Continental" means Continental Casualty Company, a _________ corporation, and any Permitted Transferee thereof.

               (viii) "5% Holder" means CIBC and PCG/GKW and any Permitted Transferee thereof.

               (ix) "GKW" means GKW Unified Holdings, LLC, a Delaware limited liability company.

               (x) "MRCo" means MRCo., Inc., a Delaware corporation and any Permitted Transferee thereof.

               (xi) "PCG" means Pacific Capital Group, Inc., a California corporation.

               (xii) "PCG/GKW" means PCG, GKW and Gary Winnick and any Permitted Transferee of any such person.

               (xiii) "Permitted Transferee" means (A) in the case of a Stockholder who is an individual, such Stockholder's spouse, parents, members of his immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K promulgated by the United States Securities and Exchange Commission) or his lineal descendants or to a trust the beneficiary of which is solely such Stockholder or any of such persons, (B) the executors, administrators, testamentary trustees, legatees or beneficiaries of a deceased Stockholder, (C) in the case of a Stockholder that is a trust, the beneficiaries of such trust (provided, that either the transferor retains the
 ---------
right to vote such Securities or PCG/GKW and CIBC consent in writing to such Transfer), (D) in the case of a Stockholder that is a partnership or limited liability company, any or all the partners of such partnership in accordance with the terms of the partnership agreement of such partnership or any or all the members of such limited liability company in accordance with the operating agreement of such limited liability company, as the case may be, (E) in the case of a Stockholder that is a corporation, an 80% or more owned subsidiary or a person that owns 80% or more of the voting equity of such Stockholder or any 100% owned subsidiary of such person, or (F) in the case of any Stockholder, a bona fide third party lender who receives the pledge of, or grant of a security interest in, any or all Securities to secure indebtedness of such Stockholder owing to such lender; provided, however, that each transferee pursuant to
                      --------  -------
clauses (A) through (E) agrees in writing to be bound by the terms of this Agreement as if such person were a Stockholder.

               (xiv) "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               (xv) "Securities Act" means the Securities Act of 1933, as amended.

               (xvi)   "Securities" shall mean and include, without limitation,
(A) the Common Stock, (B) any option, warrant or right to acquire Common Stock and (C) any security or other instrument exchangeable for, or convertible into, Common Stock.

               (xvii) "Subsidiary" shall mean, as to any person, (A) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person and/or one or more Subsidiaries of such person and (B) any partnership, association, joint venture or other entity in which such person and/or one or more Subsidiaries of such person have more than a 50% equity interest therein.

          (d) Owner of Securities.  The person in whose name Securities are (i)
              -------------------
registered in the stock books of the Company or (ii) reported as being beneficially owned pursuant to Section 6(b) hereof may be treated as the owner thereof for all purposes under this Agreement, including without limitation, for the giving of notices under this Agreement.

          (e) Legend.  So long as the provisions of this Agreement remain in
              ------
effect, all certificates evidencing Securities shall be endorsed with the following legend:

     THE SALE, TRANSFER, PLEDGE OR OTHER ENCUMBRANCE OF DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFI CATE IS SUBJECT TO AND RESTRICTED
     BY A STOCKHOLDERS AGREEMENT DATED AS OF [             ], 1998, AS IT MAY BE
     AMENDED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF (THE "AGREEMENT"), WHICH CONTAINS RESTRICTIONS ON TRANSFER, RIGHTS OF FIRST REFUSAL AND TAG-ALONG PROVISIONS. COPIES OF THE AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.

At the request of any Stockholder, the Company shall reissue certificates evidencing Securities without such legend in connection with a Transfer in a public offering pursuant to a registration statement under the Securities Act or a Transfer pursuant to Rule 144 under the Securities Act.

          (f) Notices.  All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing by hand-delivery, air courier or facsimile transmission:

               (i) if to a Stockholder, at the most current address of the Stockholder on the stock register of the Company;

               (ii)    if to the Company,

               Global Crossing Ltd.
               Wessex House
               45 Reid Street
               Hamilton HM12, Bermuda
               Attention:  K. Eugene Shutler
               Facsimile No.:  (441) 296-8606

     With a copy (which shall not constitute notice) to:

               Global Crossing Ltd.
               150 South El Camino Drive, Suite 204
               Beverly Hills, California  90212
               Attention: Abbott L. Brown
               Facsimile No.:  (310) 281-4942

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being timely dispatched delivery prepaid, if by air courier; and when receipt acknowledged, if sent by facsimile transmission. Any of the above addresses may be changed by notice made in accordance with this subsection.

          (g) GOVERNING LAW; SUBMISSION TO JURISDICTION. EXCEPT AS EXPRESSLY
              -----------------------------------------
PROVIDED IN SECTION 5 HEREOF, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCOR DANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AGREES TO ACCEPT, AT THE ADDRESS REFERRED TO IN SECTION 7(f) HEREOF, SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS WITH RESPECT TO THIS AGREEMENT.

          (h) Assignment.  This Agreement shall be binding upon and inure to the
              ----------
benefit of the parties hereto and their respective Permitted Transferees.

          (i) Amendments and Waivers.  Except as otherwise provided herein, the
              ----------------------
provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of (i) the Company and (ii) the holders of at least a majority of the Securities owned by each of BCLP, CIBC, Continental, MRCo and/or PCG/GKW, to the extent each such class or group is affected thereby.

          (j) Specific Enforcement.  Each of the parties hereto acknowledges and
              --------------------
agrees that (i) monetary damages would be an inadequate remedy for a breach of any of the provisions of this Agreement, (ii) in addition to being entitled to exercise all of their rights granted by law, including recovery of damages, the other parties shall therefore be entitled to specific performance of its rights under this Agreement and (iii) in the event of any action for specific performance it shall waive the defense that a remedy at law would be adequate.

          (k) Severability.  If any term, provision, covenant or restriction of
              ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          (l) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (m) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (n) Entire Agreement.  This Agreement is intended by the parties as a
              ----------------
final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (o) This Agreement Controls.  Each of the parties hereto agrees that
              -----------------------
to the extent, if any, that any provision of this Agreement conflicts with the Company's Articles of Association, the provisions of this Agreement shall control.
          (p) $.  All references to "$" mean United States dollars.
              -

          (q) Term.  This Agreement shall terminate on the first to occur of (i)
              ----
the tenth anniversary of the date of this Agreement and (ii) such date as all of the Stockholders shall agree.

          Section 8.     Stockholder Disclosure.
                         ----------------------

          (a) Disclosure upon Demand of the Board of Directors of the Company.
              ---------------------------------------------------------------
Each Stockholder shall upon demand by the Board of Directors of the Company disclose to the Company (or, at such Stockholder's option to a law firm of national repute in the United States which advises the Company) in writing such information with respect to:

               (i) such Stockholder's ownership of Controlled Shares (as defined in the Bye-Laws of the Company) and the number of votes conferred by such Shares;

               (ii) those persons who may be treated as owning any of the Controlled Shares held by such Stockholder; and

               (iii) any other affiliation or relationship between such Stockholder and any other stockholder of the Company known to such Stockholder, in each case, as the Board of Directors of the Company shall reasonably deem necessary or appropriate to comply with the provisions of Code to determine the ownership of the Company for purposes of determining whether any Stockholder is a "United States stockholder" of the Company within the meaning of Section 951 of the Code, or to comply with the requirements of any United States taxing authority or governmental agency which provisions or requirements are adopted or promulgated after the date hereof.

          (b) Standard of Care.  In responding to such demands and preparing
              ----------------
such disclosures required by paragraph (a) above, each Stockholder shall exercise due care and conduct a reasonable investigation. A Stockholder shall be deemed to have satisfied such obligation if the Stockholder's conduct conforms to the standards set forth in Section 9 hereof.

          (c) Notice of Change of Ownership of a Stockholder.  Each Stockholder
              ----------------------------------------------
shall give notice to the Company (or, at the Stockholder's option, to a law firm of national repute in the United States which advises the Company which shall treat all such information in the strictest of confidence) within ten days following the date on which the Stockholder becomes aware that:

              (i) in the case of a Stockholder that is a corporation (A) any person that does not have beneficial ownership of 10% or more of the total value of all of the shares in the share capital of such Stockholder becomes the beneficial owner of 10% or more of the total value of all of the shares in the share capital of such Stockholder, or (B) any person that has beneficial ownership of 10% or more of all the shares in the share capital of a Stockholder increases or decreases its ownership in the share capital of such Stockholder; or

              (ii) in the case of a Stockholder which is a partnership, estate, trust, or any entity which is treated as a partnership, estate or trust for U.S. federal income tax purposes, there has been a change in the proportionate interest of the partners in the partnership or of the beneficial owners of the trust or estate.

For purposes of this Section 8(c), beneficial ownership shall be determined in accordance with Sections 318 and 958 of the Code. The notice to the Company (or its law firm) shall specify the identity of such beneficial owner, and such Stockholder shall furnish such other information as the Company shall reasonably request in order for the Company to determine whether such change in beneficial ownership could adversely affect the taxation of the Company or a U.S. Person that is a stockholder of the Company under the Code or successor statutes.
"U.S. Person" shall mean an individual who is a citizen or resident of the United States, a corporation, limited liability company or partnership created or organized under the laws of the United States or any state thereof, or an estate or trust, all of the income of which is includable in gross income for United States federal income tax purposes, regardless of its source.

          (d) Response to Government Inquiries.  If the Internal Revenue Service
              --------------------------------
makes a written request to the Company for information regarding the number of Controlled Shares owned by a Stockholder, such Stockholder shall Certify to the Company (or, at the Stockholder's option, to a law firm of national repute in the United States which acts for Holdings) the proportionate ownership interest, by capital commitment, in the Stockholder of each direct owner other than a foreign corporation less than 10 percent of the value of whose shares is owned by a U.S. Person.

          Section 9.     Due Care.  A Stockholder shall be deemed to have
                         --------
satisfied its obligation to exercise due care and to conduct a reasonable investigation in preparing the certifications, statements or affidavits required pursuant to 8(a) of this Agreement if the Stockholder:

          (a) obtains from the Company a list of the Stockholders ("Stock holder List");

          (b) sends a copy of the Stockholder List to each direct owner of the Stockholder other than a foreign corporation less than 10 percent of the value of whose shares is owned by a U.S. Person ("Domestic Owner");

          (c) in writing asks each Domestic Owner of the Stockholder to confirm in writing whether the Domestic Owner or any person or entity related to the Domestic Owner (other than a foreign corporation less than 10 percent of the value of whose shares is owned by a U.S. Person) is an owner of or partner with any entity listed on the Stockholder List, and the percentage or capital interest of the Stockholder which the Domestic Owners owns;

          (d) keeps in its records copies of the written confirmations given by each Domestic Owner to these inquiries;

          (e) informs the Company of the total amount which Domestic Owners of the Stockholder have stated, in response to the Stockholder's inquiries, that they own in each person on the Stockholder List and in each person on the Stock holder List with which such Domestic Owner is a partner, which information shall be based on the written responses made to the Stockholder by Domestic Owners to the questions which the Stockholder asked the Domestic Owners and of any other ownership by a Domestic Owner of an interest in a person on the Stockholder List of which the Stockholder has actual knowledge;

          (f) certifies to the Company any ownership of shares of common stock of the Company which the Stockholder would be treated as owning by attribution within the meaning of Section 958 of the Code of which the Stockholder has actual knowledge;

          (g) delivers to the Company (or, at the Stockholder's option, to the Company's law firm of national repute in the United States which advises the Company) a list of all direct owners of the Stockholder, and any indirect owners of the Stockholder (other than a foreign corporation less than 10 percent of the value of whose shares is owned by a U.S. Person) of which the Stockholder has actual knowledge;

          (h) if requested by the Company to enable the Company to determine the proportionate ownership interest of a Domestic Owner of the Stockholder which is also a shareholder or the Domestic Owner of another Stockholder, provides a certification of the proportionate ownership interest (by capital commitment) in the Stockholder of any Domestic Owner of the Stockholder; and

          (i) responds to necessary inquiries (other than with regard to the proportionate ownership of owners of a Stockholder) made by the Company relating to the identity of an owner of the Stockholder to the extent the Stockholder has or can reasonably obtain answers to such inquiries.

     For purposes of determining a Stockholder's compliance with all information reporting obligations for which the standard of "due care and reasonable investiga tion" of this Section 9 is applicable, any entity or entities formed for purposes of holding Share of the Company substantially owned by a single entity shall be disregarded and the beneficial owner of any such entity shall be considered Stockholders.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                GLOBAL CROSSING LTD.


                                By:
                                   --------------------------------
                                   Name:
                                   Title:


                                CIBC WOOD GUNDY (CAPITAL) SFC, INC.


                                By:
                                   --------------------------------
                                   Name:
                                   Title:


                                [CIBC PARTNERSHIP I]


                                By:
                                   --------------------------------
                                   Name:
                                   Title:


                                [CIBC PARTNERSHIP II]


                                By:
                                   --------------------------------
                                   Name:
                                   Title:

                                CONTINENTAL CASUALTY COMPANY


                                By:
                                   --------------------------------
                                   Name:
                                   Title:


                                MRCO, INC.


                                By:
                                   --------------------------------
                                   Name:
                                   Title:


                                -----------------------------------
                                GARY WINNICK


                                PACIFIC CAPITAL GROUP, INC.


                                By:
                                   --------------------------------
                                   Name:
                                   Title:


                                GKW UNIFIED HOLDINGS, LLC


                                By:
                                   --------------------------------
                                   Name:
                                   Title:

                                -----------------------------------
                                ABBOTT L. BROWN


                                RIDGESTONE CORP.


                                By:
                                   --------------------------------
                                   Name:
                                   Title:


                                -----------------------------------
                                BARRY PORTER


                                GALENIGHT CORP.


                                By:
                                   --------------------------------
                                   Name:
                                   Title:


                                -----------------------------------
                                DAVID LEE


                                SAN PASQUAL CORP.


                                By:
                                   --------------------------------
                                   Name:
                                   Title:

                                DAVID AND ELLEN LEE FAMILY TRUST


                                By:
                                   --------------------------------
                                   Name:
                                   Title:


                                -----------------------------------
                                LODWRICK COOK